PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact: Release Number: 04-18

Harrell Beck

Dev Ghose

Shurgard Storage Centers, Inc.

(206) 652-3857

Media Contact

Broadgate Consultants, Inc.

(212) 232-2222

FOR IMMEDIATE RELEASE

SHURGARD REPORTS SECOND QUARTER RESULTS:

SEATTLE, WASHINGTON, August 13, 2004 . . . Shurgard Storage Centers, Inc. (NYSE:SHU), a leading self storage real estate investment trust (REIT) in the United States and Europe, filed today its quarterly report on Form 10-Q for the three months ended June 30, 2004 and amended its Form 10-Q for the first quarter 2004.

The Company noted second quarter Same Store operating results continued to show positive revenue and net operating income (NOI) growth over 2003 results. Domestic Same Stores generated growth in revenue of 4.7% and NOI of 8.0% over the second quarter of 2003. European Same Stores reported gains in revenue of 10.7% and NOI of 26% over the second quarter of 2003. The Company also reported a gain of almost $12.0 million on the sale of four self storage properties during the second quarter. FFO for the second quarter 2004 was approximately $24.7 million compared with FFO of $18.9 million for the second quarter of 2003, an increase of 31%.

Second Quarter and Year to Date Financial Results

Net income during the second quarter 2004 was $20.8 million, compared with $8.9 million recorded in the second quarter 2003. This increase in net income is primarily attributable to a $12.0 million gain realized by the Company on the sale of four California properties. Net income during the first six months of 2004 was $20.5 million, compared with $22.2 million recorded in the same period in 2003.

Basic earnings per share increased from $0.17 per share in the second quarter 2003 to $0.39 per share for the second quarter 2004. Diluted earnings per share increased from $0.16 per share in the second quarter 2003 to $0.38 per share for the second quarter 2004. Basic earnings per share decreased from $0.45 per share in the first six months 2003 to $0.32 per share for the first six months of 2004. Diluted earnings per share decreased from $0.44 per share in the first half of 2003 to $0.31 per share for the first half of 2004.

Diluted FFO per share increased during the second quarter of 2004, to $0.53 from $0.52 per share, compared with the corresponding period a year earlier. FFO for the first six months of 2004 was approximately $41.6 million compared with FFO of $42.3 million for the first six months of 2003, a decrease of 1.7%. Diluted FFO per share decreased during the first half of 2004, from $1.16 to $0.89 per share, compared with the corresponding period a year earlier.

Domestic Same Store NOI after leasehold and indirect expenses increased 8% in the second quarter 2004 compared to the second quarter 2003 due to occupancy gains, modest rate improvement, and good expense control. Domestic Same Store storage center operations revenues for the second quarter 2004 increased 4.7% over the second quarter 2003. For the second quarter 2004, compared with the second quarter 2003, Domestic Same Store direct operating and real estate tax expense increased 1.3% and Domestic Same Store indirect operating expenses decreased 11.5%. Domestic Same Store average collected rental rates increased 1.3%, from $11.34 per square foot in the second quarter 2003 to $11.49 per square foot in the second quarter 2004. Average occupancy for Domestic Same Stores in the second quarter 2004 increased to 85% from 83% during the second quarter 2003.

Domestic Same Store NOI after leasehold and indirect expenses increased 6.5% in the first six months of 2004 compared to the same period in 2003. Domestic Same Store revenue for the six months ended June 30, 2004 increased 4.2% over the same period in 2003. For the first six months of 2004 compared to the same period in 2003, Domestic Same Store direct operating and real estate tax expense increased 1.7% and Domestic Same Store indirect operating expenses decreased 6.1%. Domestic Same Store average collected rental rates increased 1.2%, from $11.29 per square foot in the first half of 2003 to $11.43 per square foot in the first half 2004. Domestic Same Store average occupancy for the first six months of 2004 increased to 84% from 82% during the first six months of 2003.

At constant exchange rates, European Same Store NOI after leasehold and indirect expenses increased 26% in the second quarter 2004 compared to the second quarter 2003 attributable to occupancy gains, expense control, and improved operating efficiencies. European Same Store revenue for the second quarter 2004 increased 10.7% over the second quarter 2003. For the second quarter 2004 compared with the second quarter 2003, European Same Store direct operating and real estate tax expense increased 8.4% and European Same Store indirect operating expenses decreased 17.1%. European Same Store average collected rental rates increased from $20.44 per square foot in the second quarter 2003 to $20.69 per square foot in the second quarter 2004. European Same Store average occupancy for the second quarter 2004 increased to 74.3% from 68.3% during the second quarter 2003.

At constant exchange rates, European Same Store NOI after leasehold and indirect expenses increased 29.8% in the first six months of 2004 compared to the same period in 2003. European Same Store storage center operations revenue for the first half of 2004 increased 10.6% over the first half of 2003. For the first six months of 2004 compared to the same period in 2003, European Same Store direct operating and real estate tax expense increased 5% and indirect operating expenses decreased 16.6%. European Same Store average collected rental rates increased from $20.82 per square foot in the in the first six months of 2003 compared to $20.91 per square foot in the first six months of 2004. European Same Store average occupancy for the first half of 2004 increased to 73.7% from 67.2% during the first half of 2003.

Although the European stores continue to show solid gains over the previous year, the average occupancy as of June 30, 2004 in the European Same Store pool (74.3%) continues to lag the average occupancy of the Domestic Same Store portfolio (85%). The Company believes its operating performance in Europe continues to be negatively influenced by the weaker economic markets in Europe and by a temporary over-supply in certain markets from our new developments and those of competitors.

Portfolio

As of June 30, 2004, Shurgard operated a global network of 620 operating properties containing approximately 39 million net rentable square feet. The total includes 467 owned, partially owned, or leased stores in operation in the United States, 29 US stores that are fee managed properties, and 124 owned or partially owned stores in Europe. Of the 591 owned or partially owned stores in the US and Europe, 102 stores are classified as New Stores.

During the second quarter 2004, the Company added four new stores to its worldwide network. Shurgard opened one new storage center and acquired another existing operation in the United States during the second quarter 2004. The stores are located in North Carolina and Washington. The store in North Carolina was purchased through the Morningstar Group for $6.3 million and contains 87,000 net rentable square feet. The store in Washington was developed by the Company and had a total capitalized cost as of the end of the second quarter of $4.5 million, and contains 48,000 net rentable square feet. Shurgard Europe opened two new stores in the second quarter one located in Denmark and the second in the United Kingdom. The Denmark store had a capitalized cost of $7.4 million and contains 51,000 net rentable square feet. The store in the United Kingdom had a capitalized cost of $10.0 million, and contains 41,000 net rentable square feet.

During the second quarter 2004, the Company had five stores under development in the United States. The estimated cost to complete the projects is $23.2 million when all phases of construction are complete. As of June 30, 2004, Shurgard Europe had eight stores under construction: one in the United Kingdom, three in Germany, and four in France.

Amounts shown for 2003 throughout this press release are as restated in the Company's Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on May 17, 2004 and the Company's Form 10-Q for the three and six months ended June 30, 2004 filed with the SEC today. The Company also filed today an amended Form 10-Q/A for the quarter ended March 31, 2004 to correct an error resulting from the misclassification of reported earnings between its income statement and other accumulated comprehensive income on its balance sheet.  The misclassification involved the calculation of the minority share of net income and other comprehensive income and the classification of certain components of other comprehensive income attributable to First Shurgard in the Company's first application of FIN 46R to the consolidation of Shurgard Europe. The amendments reported in the Form 10-Q/A resulted in a reduction in the minority interest allocation, and thus an increase of the reported net loss for the period of approximately $1,053,000, an increase in other comprehensive income for the period of $1,830,000, and an increase in total shareholder's equity of $777,000.

Quarterly Management Conference Call

The Company will discuss second quarter 2004 results and related issues during a conference call on Monday, August 16, 2004, at 1:30 p.m. Pacific Time. The public is invited to listen to the call live via the Internet by clicking the appropriate links on the Company's website at http://www.shurgard.com/ir. The call also is available live on a listen-only basis by dialing 800-218-0713 (US & CN callers) and 303-262-2075 (International Callers). A taped replay of the conference call is available via the Internet address listed above until August 23, 2004, or via telephone until August 23, 2004 at 800-405-2236 (US & CN callers) 303-590-3000 (International callers) access code 11004282#.

* * *

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding the earnings guidance, projected development activity, including our projected revenues, expenses, FFO projections, and net income projections for 2004 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that implementation of the business plan, including marketing and sales initiatives, will not be successful and that the Company's earnings, expenses or revenues may be affected by other factors, such as: the risk that changes in economic conditions in the markets in which we operate; the risk that competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in lease up of newly developed properties; the risk that new developments could be delayed or reduced; the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses; the risk that tax law changes may change the taxability of future income; the risk that increases in interest rates may increase the cost of refinancing long term debt; and the risk that the Company's alternatives for funding its business plan may be impaired by the economic uncertainty due to the impact of war or terrorism; and the risk that the Company's interest in Shurgard Europe may be adversely impacted if that entity is unable to complete formation and funding of its contemplated development joint ventures. We may also be affected by pending legislation or changes in regulations or interpretations regarding certain accounting standards applied to the Company's operations and certain existing financial and joint venture structures of the Company, pending changes in accounting treatment for unconsolidated investments, guarantees, stock options and development overhead costs may affect the accounting treatment or net income of certain of the Company's investments. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard's financial performance, see Shurgard's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on May 17, 2004, and Form 10-Q for the quarter ending March 31, 2004 filed with the SEC on July 12, 2004 and Form 10-Q for the quarter ending June 30, 2004 filed with the SEC on August 13, 2004.

The use of financial term "FFO" is not governed by generally accepted accounting principles. "Funds from operations" (FFO), according to the National Association of Real Estate Investment Trusts' (NAREIT) October 1999, as amended in April 2002, White Paper on Funds from Operations, is defined as net income, calculated in accordance with GAAP including non-recurring events, except for those defined as "extraordinary items" under GAAP and gains and losses from sales of depreciable operating property, plus depreciation of real estate assets and amortization of intangible assets exclusive of deferred financing costs less dividends paid to preferred stockholders. Contributions to FFO from unconsolidated entities in which the reporting entity holds an active interest are to be reflected in FFO on the same basis. We believe that because amortization of participation rights discount reflect our partners' increasing interests in unrecognized gains on depreciable operating properties (represented by the difference between the expected option price and our partners' contributions), it is theoretically consistent with the NAREIT White Paper to add it back to net income, and we have done so in previous filings. However, given the recent rule release by the Securities & Exchange Commission regarding the use of non-GAAP information, we have decided to adjust GAAP net income for only those items specifically outlined in the April 2002 NAREIT White Paper on Funds from Operations. As such our presentation of FFO has been adjusted to reflect those specific adjustments. The Company believes FFO is a meaningful disclosure as a supplement to net income because net income implicitly assumes that the value of assets diminish predictably over time while the Company believes that real estate values have historically risen or fallen with market conditions. FFO is not a substitute for net cash provided by operating activities or net income computed in accordance with GAAP, nor should it be considered an alternative indication of our operating performance or liquidity. In addition, FFO is not comparable to "funds from operations" reported by other REITs that do not define funds from operations in accordance with the NAREIT definition.

INDEX of TABLES TO FOLLOW:

    Consolidated Statements of Net Income for the three and six months ended June 30, 2004 and 2003
    FFO Reconciliation for the three and six months ended June 30, 2004 and 2003
    Consolidated Condensed Balance Sheet as of June 30, 2004 and December 31, 2003
    Earnings Per Share for the three and six months ended June 30, 2004 and 2003
    Domestic Same Store Results for three months ended June 30, 2004 and 2003
    Domestic Same Store Results for six months ended June 30, 2004 and 2003
    Summary of Self Storage Properties
    European Same Store Results for three months ended June 30, 2004 and 2003
    European Same Store Results for six months ended June 30, 2004 and 2003
    Summary of European Properties
    European 2004 Second Quarter Comparison
    Domestic Same Store Vintage Analysis for the three months ended June 30, 2004 and 2003
    European Development Performance Vintage Analysis for three months ended June 30, 2004 and 2003
    Foreign Exchange Translation for the three and six months ended June 30, 2004 and 2003

Table 4: SHURGARD STORAGE CENTERS, INC.
EARNINGS PER SHARE
Earnings Per Share for the three and six months ended June 30, 2004 and 2003

(in thousands except per share data)		Earnings		Basic Per share		Effect of dilutive stock options		Diluted Per share
For the three months ended June 30, 2004								
Number of shares				45,761		807		46,568
Income from continuing operations	$	8,304						
Less: preferred distributions		(2,974)						
Income from continuing operations available to common shareholders		5,330	$	0.12	$	(0.01)	$	0.11
Discontinued operations		12,503		0.27		-		0.27
Net Income	$	17,833	$	0.39	$	(0.01)	$	0.38
For the three months ended June 30, 2003								
Number of shares				35,953		638		36,591
Income from continuing operations	$	8,463						
Less: preferred distributions		(2,974)						
Income from continuing operations available to common shareholders		5,489	$	0.16	$	(0.01)	$	0.15
Discontinued operations		447		0.01		-		0.01
Net Income	$	5,936	$	0.17	$	(0.01)	$	0.16
For the six months ended June 30, 2004								
Number of shares				45,707		807		46,514
Income from continuing operations	$	9,905						
Less: preferred distributions		(5,948)						
Income from continuing operations available to common shareholders		3,957	$	0.09	$	-	$	0.09
Discontinued operations		12,936		0.28		(0.01)		0.27
Net income before change in accounting principle		16,893		0.37		(0.01)		0.36
Cumulative effect of change in accounting principle		(2,339)		(0.05)		-		(0.05)
Net Income	$	14,554	$	0.32	$	(0.01)	$	0.31
For the six months ended June 30, 2003								
Number of shares				35,918		534		36,452
Income from continuing operations	$	21,261						
Less: preferred distributions		(5,948)						
Income from continuing operations available to common shareholders		15,313	$	0.43	$	(0.01)	$	0.42
Discontinued operations		903		0.02		-		0.02
Net Income	$	16,216	$	0.45	$	(0.01)	$	0.44

Table 13: SHURGARD STORAGE CENTERS, INC.
EUROPEAN DEVELOPMENT
European Development Performance Vintage Analysis for three months ended June 30, 2004 and 2003

	Number of properties	(In millions) Total Storage Center Cost (1)	Total Net Rentable sq. ft. when all phases complete	Average Occupancy Three months ended, 6/30/2004	6/30/2003	Average Annual Rent (per sq. ft) (2) (3) Three months ended, 6/30/2004	6/30/2003
Opened in 2004							
Germany	-	$ -	-	-	-	$ -	$ -
France	-	-	-	-	-	-	-
Sweden	-	-	-	-	-	-	-
Denmark	1	7.4	51,000	19.6%	-	5.16	-
United Kingdom	1	10.0	41,000	4.3%	-	47.17	-
Total opened in 2004	2	$ 17.4	92,000	8.0%	-	$ 11.47	$ -
Opened in 2003							
Belgium	1	$ 3.4	45,000	50.1%	-	$ 12.96	$ -
Netherlands	7	38.6	351,000	28.1%	-	18.34	-
Germany	5	33.6	268,000	23.3%	-	14.11	-
France	7	42.1	371,000	21.2%	0.7%	21.38	-
Sweden	2	11.7	94,000	33.5%	4.9%	15.88	4.69
Denmark	1	7.6	51,000	47.5%	3.3%	20.23	-
United Kingdom	3	33.1	149,000	28.3%	1.9%	40.58	20.73
Total opened in 2003	26	$ 170.1	1,329,000	27.1%	0.9%	$ 20.46	$ 6.76
Opened in 2002							
Belgium	2	$ 6.9	101,000	45.8%	31.0%	$ 11.70	$ 11.96
Netherlands	7	39.4	368,000	47.9%	27.2%	18.00	18.28
France	7	41.4	375,000	57.8%	30.6%	19.10	19.63
Sweden	3	18.3	151,000	64.8%	36.5%	19.10	16.40
Denmark	2	13.9	106,000	57.6%	20.1%	20.66	19.74
United Kingdom	3	33.5	163,000	58.2%	23.0%	39.77	43.03
Total opened in 2002	24	$ 153.4	1,264,000	54.8%	28.5%	$ 21.29	$ 20.54
New Store Total	52	$ 340.9	2,685,000	39.7%	13.8%	$ 20.90	$ 20.10
Same store:							
Opened in 2001							
Belgium	1	$ 3.6	51,000	65.8%	51.8%	$ 14.88	$ 14.34
Netherlands	9	45.4	484,000	63.2%	53.5%	17.29	17.38
France	5	31.7	280,000	79.3%	61.5%	21.16	20.57
Sweden	6	31.4	315,000	66.9%	53.4%	17.60	16.73
Denmark	2	12.6	110,000	73.8%	61.5%	19.97	20.06
United Kingdom	2	20.8	102,000	60.1%	55.6%	41.72	40.86
Total opened in 2001	25	$ 145.5	1,342,000	68.1%	55.9%	$ 20.09	$ 19.87
Opened in 2000 and before							
Belgium	14	$ 63.6	855,000	78.3%	76.2%	$ 15.10	$ 15.05
Netherlands	6	34.0	345,000	77.0%	74.5%	21.12	20.80
France	11	54.3	585,000	82.5%	77.4%	25.28	25.31
Sweden	11	59.5	677,000	72.9%	69.5%	19.92	19.52
United Kingdom	5	44.6	274,000	74.6%	74.3%	32.20	30.59
Total opened before 2001	47	$ 256.0	2,736,000	77.3%	74.4%	$ 20.95	$ 20.64
Same Store Total	72	$ 401.5	4,078,000	74.3%	68.3%	$ 20.69	$ 20.44

(1) The actual completed cost of these projects are reported in U.S. dollars translated at the June 30, 2004 exchange rate of $1.21 to the Euro. Operating results (see note (2) below) are reported at the average exchange rate for the quarter ended June 30, 2004 which was $1.21 to the Euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. However, we believe the application of a constant exchange rate to both the property cost and operating results may provide a more meaningful measure of investment yield.

(2) The amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for 2003.

(3) Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

(In thousands) Revenue (2) Three months ended,		*(In thousands)* Expense (2) (Direct expenses only) Three months ended,		*(In thousands)* NOI (2) (after leasehold expenses) Three months ended,	
	6/30/2004	6/30/2003	6/30/2004	6/30/2003	6/30/2004	6/30/2003
Opened in 2004						
Germany	$ -	$ -	$ 85	$ -	$ (85)	$ -
France	-	-	93	-	(93)	-
Sweden	-	-	3	-	1	-
Denmark	22	-	133	-	(111)	-
United Kingdom	35	-	77	-	(42)	-
Total opened in 2004	$ 57	$ -	$ 391	$ -	$ (330)	$ -
Opened in 2003						
Belgium	$ 81	$ -	$ 56	$ -	$ 25	$ -
Netherlands	488	-	566	21	(130)	(21)
Germany	236	-	502	-	(266)	-
France	505	-	854	88	(349)	(88)
Sweden	158	10	185	155	(37)	(145)
Denmark	142	1	97	1	45	-
United Kingdom	495	21	473	124	22	(103)
Total opened in 2003	$ 2,105	$ 32	$ 2,733	$ 389	$ (690)	$ (357)
Opened in 2002						
Belgium	$ 145	$ 103	$ 128	$ 139	$ 17	$ (36)
Netherlands	844	507	499	538	345	(31)
France	1,211	656	946	696	265	(40)
Sweden	534	279	308	325	216	(56)
Denmark	344	115	237	184	107	(69)
United Kingdom	1,065	477	476	434	532	(14)
Total opened in 2002	$ 4,143	$ 2,137	$ 2,594	$ 2,316	$ 1,482	$ (246)
New Store Total	$ 6,305	$ 2,169	$ 5,718	$ 2,705	$ 462	$ (603)
<u>Same store:</u>						
Opened in 2001						
Belgium	$ 139	$ 105	$ 59	$ 87	$ 80	$ 18
Netherlands	1,404	1,196	762	752	602	405
France	1,326	987	680	551	646	436
Sweden	1,083	835	627	629	445	196
Denmark	442	362	265	223	177	139
United Kingdom	715	651	280	292	435	359
Total opened in 2001	$ 5,109	$ 4,136	$ 2,673	$ 2,534	$ 2,385	$ 1,553
Opened in 2000 and before						
Belgium	$ 2,831	$ 2,696	$ 1,019	$ 1,051	$ 1,812	$ 1,645
Netherlands	1,511	1,462	497	571	976	822
France	3,413	3,148	1,529	1,165	1,710	1,812
Sweden	2,837	2,673	1,273	1,213	1,436	1,339
United Kingdom	1,852	1,740	749	606	1,103	1,134
Total opened before 2001	$ 12,444	$ 11,719	$ 5,067	$ 4,606	$ 7,037	$ 6,752
Same Store Total	$ 17,553	$ 15,855	$ 7,740	$ 7,140	$ 9,422	$ 8,305

(2) The amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for 2003.